UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

addressStreetWashington, StateD.C. PostalCode20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2007 (December 12, 2007)

SAMOYED ENERGY CORP.

(Exact name of registrant as specified in its charter)

Item

Nevada

000-52390

98-0511932

(State or other jurisdiction

(Commission

   (IRS Employer

of incorporation)

File Number)

Identification No.)

2440, 10303 Jasper Avenue, Edmonton, Alberta T5J 3N6

 (Address of principal executive offices)               (Zip Code)

(780) 428-6002

Registrant’s telephone number, including area code

Not applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

On December 10, 2007, the Board of Directors of Samoyed Energy Corp. (the "Company") approved a forward split of the issued and authorized capital of the Company at the ratio of 1 existing share resulting in 7.3 common shares (the “Forward Split’) as at December 12, 2007, the Record date.

On December 12, 2007, a Certificate of Change Pursuant to NRS78.209 (the “Certificate of Change”) was filed with the Nevada Secretary of State to effect the Forward Split.  The effective date of the Forward Split is December 17, 2007.  The authorized capital of the Company was correspondingly increased from 75,000,000 to 547,500,000 common shares at a par value of $0.001.

Item 4. of the Certificate of Change states the number of authorized shares of common stock after the Forward Split is 547,500,000 common shares at a par value of $0.001.

 Item 5. of the Certificate of Change states the number of  issued and outstanding shares of common stock of the Company to be issued after the change is 47,450,010 shares of  common stock.  Each fractional common share was rounded up to the next whole number.

Item 9.01

Financial Statements and Exhibits

d) Exhibits

Exhibit 3(i).1

Certificate of Change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAMOYED ENERGY CORP.
Date: December 18, 2007	By:/s/ Lisa Jacobson_________________ Name: Lisa Jacobson Title: Secretary and Director